EXHIBIT 10.1

                          BUSINESS AFFILIATE AGREEMENT


This Business Affiliate Agreement ("Agreement") dated January 28, 2005, effective as of October 15, 2004, ("Effective Date") is entered into by and between Dr. George D. Green (the "Business Affiliate") and UNION DENTAL CORP., a Florida corporation ("UDC") (collectively, Business Affiliate and UDC may be referred to collectively as the "Parties" and singularly as a ("Party").

                                    RECITALS

     WHEREAS, the Business Affiliate wishes to help further UDC's mission of Managing dental offices, whereby Business Affiliate and UDC will exchange confidential information (as defined below):

     NOW THEREFORE, in consideration of the premises, covenants and agreements and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

                                    AGREEMENT

     1. Definitions. A Confidential Information@ shall mean any and all information that a Party may reasonably expect to remain confidential and not shared with the general public at any time or that information that is protected by law.

     2. Services. It is anticipated that the Business Affiliate will provide services both for clients of the Business Affiliate and UDC that involve the use and disclosure of Confidential Information (the "Services"). Except as otherwise specified herein, the Parties may make any and all uses of Confidential
Information necessary to perform the Services. Additionally, the Parties may disclose Confidential Information for the purposes authorized by this Agreement only (a) to its employees, subcontractors and agents, in accordance with this Agreement, or (b) as directed by the other Party. The Parties expressly agree that any and all uses or disclosures of the Confidential Information by a Party will be done in accordance with the terms of this Agreement and the provisions of all applicable federal and state laws and regulations.

     3. Responsibilities of the Parties. With regard to its use and/or disclosure of Confidential Information, each Party hereby agrees to do the following:

          a. Use and/or disclose the Confidential Information only as permitted or required by this Agreement or as otherwise required by law;



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          b. Report to the other Party, in writing, any use and/or disclosure of the Confidential Information that is not permitted or required by this Agreement of which a Party becomes aware within five (5) days of a Party=s discovery of such unauthorized use and/or disclosure;

          c. Use appropriate safeguards to maintain the security of the Confidential Information and to prevent unauthorized use and/or disclosure of such Confidential Information;

          d. Require all of its employees, representatives, subcontractors or agents that receive or use or have access to Confidential Information under this Agreement to agree in writing to adhere to the same restrictions and conditions on the use and/or disclosure of Confidential Information that apply herein, including the obligation to return or destroy the Confidential Information as provided under paragraph g of this Section 3.

          e. Make available, during normal business hours, at a Party=s offices all records, books, agreements, policies and procedures relating to the use and/or disclosure of Confidential Information that is subject to this Agreement, to the other Party within ten (10) days of a Party's written request, for the purpose of enabling a Party to verify the other Party=s compliance with the terms of this Agreement;

          f. Within fifteen (15) days of receiving a written request from a Party, provide to the other Party such information as is requested by a Party to permit the other Party to respond to a request by the subject individual for amendment and accounting purposes of the disclosures of the individual=s Confidential Information;

          g. Return to a Party or destroy, as requested by a Party, within fifteen (15) days of the termination of this Agreement, any Confidential Information provided to such Party and in its possession and retain no copies or back-up tapes;

          h. Parties agrees to mitigate, to the extent practicable, any harmful effect that is known to a Party of a use or disclosure of Confidential Information by a Party in violation of the requirements of this Agreement;

          i. To inform a Party of any changes in the form of notice of privacy practices that the other Party provides to individuals and provide the Party a copy of the notice currently in use; and

          j. To inform the Party of any changes in, or withdrawal of, the consent or authorization provided to a Party by individuals whose Confidential Information may be used and/or disclosed by a Party under this Agreement.


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     4. Mutual  Representation and Warranty.  Each Party represents and warrants to the other Party that all of its employees, agents, representatives and members of its work force, whose services may be used to fulfill obligations under this Agreement, are or shall be appropriately informed of the terms of this Agreement and are under legal obligation to comply fully with all provisions of this Agreement.

     5. Term and Termination.


          a. Term. This Agreement shall become effective on the Effective Date and shall continue in effect until either Party informs the other Party with thirty (30) day prior written notice of termination of this Agreement.

          b. Termination. UDC may immediately terminate this Agreement without notice and any related agreement if it determines that the Business Affiliate has breached a material provision of this Agreement or if the activities contemplated under this Agreement will result in a violation of any federal or state law or if such Services would, in the opinion of UDC and its counsel. Alternatively, UDC may choose to: (i) provide the Business Affiliate with ten (10) days written notice of the existence of an alleged material breach; and (ii) afford the Business Affiliate an opportunity to cure said alleged material breach upon mutually agreeable terms. Failure to cure in the manner set forth in this paragraph is grounds for the immediate termination of the Agreement.

          c. Effect of Termination. Upon termination of this Agreement, for any reason, each Party hereto shall return to the other Party, or destroy, all of such Party's Confidential Information in the possession of the other Party. This provision shall apply to Confidential Information that is in the possession of subcontractors or agents of each Party. Each Party shall retain no copies of the Confidential Information of the other Party except as may be required by law.

     6. Indemnification. The Parties hereby covenant and agree to indemnify and hold harmless each other, it's agents and representatives from and against any and all losses, costs, expenses, liabilities, claims, demands, judgments and its settlements of every nature that are actually incurred by a Party, including without limitation reasonable attorney's fees for pre-trial, trial, appellate, judgment, post-judgment, execution, and alternative dispute resolution, which arise out of any use or disclosure of Confidential Information not specifically permitted by this Agreement or arise out of the services rendered by Business Affiliate. The provisions of this Paragraph 6 shall survive the termination of this Agreement for whatever reasons whatsoever.

     7. Miscellaneous.


          a. Survival. The respective rights and obligations of Business Affiliate and UDC under the provisions of Sections 3(g) and 3(h) and 6 shall survive the termination of this Agreement indefinitely.


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          b. Amendment. This Agreement may not be modified or amended, except in writing as agreed to by each Party.

          c. No Third Party Beneficiaries. Nothing express or implied in this Agreement is intended to confer, nor anything herein shall confer, upon any person other than the Parties hereto any rights, remedies, obligations, or liabilities whatsoever.

          d. Notices. All notices or communications required or permitted pursuant to the terms of this Agreement will be in writing and will be delivered in person or by means of certified or registered mail, postage prepaid, return receipt requested, to such Party at its last known address, or such other person or address as such Party may specify by similar notice to the other Party hereto or by telephone facsimile with a hard copy sent by mail on the next business day. All such notices will be deemed given upon delivery if delivered by hand, on the third business day after deposit with the U.S. Postal Service, and on the first business day after sending it by facsimile.

          e. Relationship of the Parties. It is expressly understood and agreed that (i) in the performance of Services under this Agreement, the Business Affiliate shall at all times act as an independent contractor with respect to UDC and not as an employee or agent of UDC and (ii) nothing contained in this Agreement shall be construed to create a joint venture, partnership, association or other affiliation, or like relationship, between the Parties, it being specifically agreed that the relationship is and shall remain that of independent Parties to a contractual relationship. Accordingly, UDC shall neither have nor exercise any specific control or direction over the particular methods by which Business Affiliate performs services required by this Agreement. In no event shall either Party be liable for the debts or obligations of the other, except as otherwise specifically provided in this Agreement. Neither Party shall have any claim under this Agreement or otherwise against the other Party for vacation pay, paid sick leave, retirement benefits, social security, worker=s compensation, health, disability, professional malpractice or unemployment insurance benefits, or other employee benefits of any kind. Based on the foregoing, (i) Business Affiliate will not be treated as an employee of UDC for Federal tax purposes; (ii) UNION DENTAL CORP., will not withhold on behalf of Business Affiliate any sums for income tax, unemployment insurance, social security or any other withholding pursuant to any law or requirement of any government body, or make available any of the benefits afforded to employees of UDC (iii) all of such payments, withholdings or benefits due any governmental agency, if any, are Business Affiliate=s sole responsibility; and (iv) Business Affiliate will indemnify and hold harmless UDC from any and all loss or liability arising from his failure to make such payments, withholds and benefits, if any. In the event the Internal Revenue Service or any other governmental agency should question or challenge the Business Affiliate=s independent contractor status, the Parties hereby agree that both Business Affiliate and UDC shall have the right to participate in any discussions or negotiations

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     occurring with such agency or agencies,  regardless of with whom or by whom such discussions or negotiations are initiated.

          f. Business Affiliate acknowledges that the Business Affiliate has read, understood and accepted the terms and conditions in UDC's Business Affiliate manual, the terms and conditions of which are hereby incorporated into this agreement by reference.



     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be signed as of the date and year first above written.


                                 Business Affiliate

                                 --------------------------------



                                 By: /s/ George D. Green
                                 --------------------------------
                                 Name: George D. Green
                                 --------------------------------

                                 Title:
                                 --------------------------------

                                 UNION DENTAL CORP.


                                 By: /s/ George D. Green
                                 --------------------------------
                                 Name: George D. Green
                                 --------------------------------

                                 Title:CEO and President
                                 --------------------------------










udc-8ka_ex10baa1.doc


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